EXHIBIT 99.1

PRESS RELEASE DATED MAY 29, 2002

NTS-PROPERTIES IV, LTD. APPOINTS INDEPENDENT ACCOUNTANTS

     LOUISVILLE, KY, MAY 29, 2002 - NTS-Properties IV, Ltd. (the "Partnership") today announced that its General Partner, NTS-Properties Associates IV, has appointed Ernst & Young as the Partnership's independent accountants for 2002.

     "We look forward to working with Ernst & Young in the firm's new role as our independent accountants," said J.D. Nichols, the General Partner of NTS-Properties Associates IV and Chairman of the Board and Sole Director of NTS Capital Corporation.

     Prior to selection of Ernst & Young, Arthur Andersen had served as the Partnership's independent accountants. "We value greatly the professional services provided by Arthur Andersen over the years and appreciate the excellent work provided by them," said Nichols.